Exhibit 99.2

Third Quarter 2005

Earnings Release and

Supplemental Operating and Financial Data

Affordable Residential Communities

600 Grant Street, Suite 900

Denver, CO 80203

Phone: (866) 847-8931

Fax: (303) 294-0121

www.aboutarc.com

Table of Contents

Portfolio Map

Press Release Text

Financial Data:
Financial Highlights
Balance Sheet
Debt Analysis
Statement of Operations
Segment Detail

Same Community Data
Total Real Estate Segment
Capital Expenditure Summary
Manufactured Home Data
Top 20 Markets
Operating Results by Occupancy Level
Occupancy Migration
Acquisitions & Dispositions
Investor Inquiries

Exhibit I – Non-GAAP Financial Measures
Definitions of Non-GAAP Measures
FFO, FAD & EBITDA Reconciliation
Total Real Estate Net Segment Income Reconciliation
Same Community Net Segment Income Reconciliation

Note:  This earnings release and supplemental operating and financial data report contains certain non-GAAP financial measures that we believe are helpful in understanding our business as further described in Exhibit I.  These financial measures that principally include Funds From Operations, Funds Available for Distribution, Earnings Before Interest, Taxes, Depreciation and Amortization, and Net Segment Income should not be considered an alternative to Loss Available to Common Stockholders or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Portfolio Map

Press Release Text

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES

THIRD QUARTER 2005 RESULTS

-Net Occupancy Increases by 457 Units-

-Rental Income Increases 4% Over Prior Quarter-

-79 Communities Slated For Sale -

DENVER, CO — (BUSINESS WIRE) — November 14, 2005 — Affordable Residential Communities Inc. (NYSE:ARC) today announced results for the third quarter and nine months ended September 30, 2005.  In September, as previously announced, the Board of Directors of the Company authorized the sale of up to 79 communities.  The Company has since undertaken plans to sell up to 71 communities in an auction format and plans to sell the remaining communities in private party transactions or through brokers.  As a result, current and prior period results, including occupancy data, have been recast to reflect the Company’s pending sale of 79 home communities as discontinued operations.  The Company will continue to own and operate these communities through the date of sale and there can be no assurances that any of these sales will occur.

Consolidated gross revenue for the third quarter of 2005 was $59.2 million, compared to $61.5 million in the second quarter of 2005 and $48.3 million in the third quarter of 2004.  Net loss to common shareholders for the third quarter of 2005 was ($126.9) million, or ($3.10) per share, compared to a net loss of ($18.2) million, or ($0.45) per share, in the second quarter of 2005, and a net loss of ($17.2) million, or ($0.42) per share, in the comparable quarter last year. Funds from operations (FFO1) available to common shareholders for the third quarter of 2005 was a loss of ($107.8) million, or ($2.64) per share, compared to FFO income of $0.5 million, or $0.01 per share, in the second quarter of 2005 and $2.6 million, or $0.06 per share, in the comparable quarter last year. Net loss and FFO in the third quarter of 2005 includes non-cash charges, net of related minority interest, of $100.1 million, or ($2.45) per share, associated with the discontinuance of 79 communities held for sale and impairment of goodwill as described below.

Third quarter 2005, as compared to the second quarter 2005, reflects stable results in its communities segment and higher losses in its retail home sales segment.  Communities’ net segment income reflects higher rental income due to occupancy improvements offset by higher expenses primarily for utility costs, including rate increases, not offset by recoveries from residents, and seasonal repairs and maintenance. Net occupancy increased by 457 residents during the third quarter of 2005 to overall occupancy of 87.5%.  Including all the discontinued communities that the Company will operate through the closing of any sales transactions, overall occupancy was 85.4%.  Overall occupancy reflects a net decrease of 0.3% on 157 lots removed from our homesite count, as part of the Company’s continuing review of operations.  The retail net segment loss increase reflects lower volume, gross margin and higher operating expenses. Additionally, the Company incurred higher interest expense from the issuance of its 7 ½% Senior Exchangeable Notes in August. The Company has recently taken steps to modify its marketing programs and address retail segment costs including the elimination of more than 150 positions.

General and administrative expenses in the third quarter of 2005 increased over the second quarter as a result of a reserve established related to anticipated employee separation expense.

FFO in the third quarter of 2005, as compared to the third quarter of 2004, reflects improved community segment operating results from higher occupancy that were more than offset by lower home sales margins. The Company also incurred higher interest, general and administrative expenses and property management expenses.

Larry Willard, Chairman and Chief Executive Officer, commented, “From a business strategy standpoint, we are in the process of evaluating the operations and budgets of the entire Company as we seek to achieve sustainable profitability. It is important to understand that this will be an evolutionary process, not one that will change overnight, but with the previously announced sale of assets the process has started. Our goal at the community level is to improve operations by controlling costs and enhancing revenue sources. At the retail level our goal is to support occupancy initiatives while sharpening our pricing and margins in our sales and leasing transactions and containing our costs.”

In connection with the community sales, the Company recorded a non-cash charge of $34.8 million during the third quarter of 2005, in accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, related to the communities in which the Company expects to incur a loss.  The Company will record any gains related to communities sold only when the sales close.  There can be no assurance, however, that the Company will recognize gains on the sales of any of the communities, or that all or any of the sales will, in fact, occur.

The Company also recorded a $69.8 million charge to write off all of its remaining goodwill in the third quarter of 2005 in accordance with the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets.”  The Company recorded this charge based on the decrease in the market value of the Company’s common and preferred equity interests.  In accordance with SFAS No. 144, the Company previously allocated $15.5 million of goodwill to the 79 discontinued communities included in assets held for sale.

Balance Sheet

At the end of September 30, 2005, the Company had $1.1 billion of debt in continuing operations, including $776.8 million of fixed and variable rate mortgages secured by the Company’s manufactured home communities, $96.6 million of its unsecured 7 ½% Senior Exchangeable Notes, $69.0 million outstanding on its $150.0 million lease receivables line of credit, $58.8 million of variable rate mortgages outstanding on its $85.0 million revolving credit mortgage facility, $25.8 million of unsecured trust preferred securities, $24.2 million outstanding under its $50.0 million floorplan facility, and $14.0 million outstanding on its $125.0 million consumer finance line of credit.  As previously announced, it is likely that the Company will seek to partially reduce its total debt outstanding with a portion of the proceeds from the sales of 79 of its communities.

The Company has completed an amendment to its lease receivables line of credit that has increased the aggregate line to $150 million from $75 million and increased the interest rate to 4.125% over one-month LIBOR from 3.25% over one-month LIBOR.  The Company also extended the maturity of the $85.0 million revolving credit mortgage facility to September 2006 and amended its floorplan line of credit to permit aggregate borrowings of $35 million.

The weighted average interest rate on the Company’s debt was 6.72% at September 30, 2005, and approximately 89% of the Company’s debt is not due until 2008 or later assuming its senior variable rate debt due 2006 is extended in accordance with the terms of the current debt agreement.  Fixed rate debt was approximately 81% of total debt, including the impact of the Company’s interest rate swaps.

Dividends

As previously announced, the Board of Directors declared a $0.515625 dividend on its Series A Cumulative Redeemable Preferred Stock, and $0.39 per unit on the Series C Preferred Operating Partnership Units of Affordable Residential Communities LP. The dividends were payable on October 30, 2005 to shareholders of record on October 15, 2005.  The Company also announced that its Board of Directors eliminated the quarterly distribution on its common stock and on the operating partnership units of its affiliate, Affordable Residential Communities LP, for the quarter ending September 30, 2005. The Board will review the payment of dividends on a quarterly basis.

Third Quarter 2005 Conference Call

The Company will host a conference call, today, Monday, November 14, 2005, at 5:00 P.M. Eastern time. The call will be webcast live over the Internet from the Company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.  The call also can be accessed live over the phone by dialing 1-877-704-5384 or 1-913-312-1297 for international callers.

A replay will be available one hour after the call and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 5703410. The replay will be available from November 14, 2005 through November 21, 2005, and will also be archived on ARC’s website.

Non-GAAP Terminology

(1) As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP, excluding gains (or losses) from sales of property, plus income generating real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ materially from those set forth in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates.  Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2004 Annual Report on Form 10-K (included under the heading “Forward-Looking Statements”), and in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov).  The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC”), excluding discontinued operations, currently owns and operates approximately 49,491 homesites located in 237 communities in 21 states. ARC is a fully integrated, self-administered, self-managed equity real estate investment trust (REIT) focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

CONTACT

Affordable Residential Communities Inc.
Lawrence Kreider, Chief Financial Officer

(866) 847-8931

investor.relations@aboutarc.com

or

Integrated Corporate Relations, Inc.
Brad Cohen, (203) 682-8211

Financial Highlights

Three Months Ended
($ in thousands, except per share data)	9/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Operating Data
Total revenue	$59,244	$61,471	$52,062	$51,893	$48,312	$44,513	$34,631
Same community real estate net segment income (a)	$16,880	$16,830	$17,113	$15,631	$15,794	$17,389	$17,937
Avg. monthly real estate revenue per occupied homesite	388	378	382	377	376	375	366
Avg. monthly homeowner rental income per homeowner occupied homesite	292	293	293	289	286	284	284
Average occupied homesites	25,821	25,332	25,134	25,145	25,324	25,578	25,867

EBITDA (a)	$11,762	$16,669	$16,267	$8,557	$16,073	$18,355	$419
Adjusted EBITDA (a)	$11,762	$16,669	$16,267	$8,557	$16,073	$18,355	$15,031

Funds from operations available to common stockholders (a)	$(107,768)	$489	$1,604	$(13,403)	$2,632	$9,304	$(21,708)
FFO per share – basic	$(2.64)	$0.01	$0.04	$(0.33)	$0.06	$0.23	$(0.74)
FFO per share – diluted	$(2.64)	$0.01	$0.04	$(0.33)	$0.06	$0.22	$(0.74)
Adjusted FFO (a)	$(107,768)	$489	$1,604	$(13,403)	$5,710	$9,304	$4,129

Funds available for distribution (“FAD”) (a)	$(9,774)	$(2,337)	$(2,214)	$(16,714)	$2,146	$7,069	$(10,447)
FAD per share – basic	$(0.24)	$(0.06)	$(0.05)	$(0.41)	$0.05	$0.17	$(0.36)
FAD per share – diluted	$(0.24)	$(0.06)	$(0.05)	$(0.41)	$0.05	$0.16	$(0.36)
Adjusted FAD (a)	$(9,774)	$(2,337)	$(2,214)	$(16,714)	$2,146	$7,069	$3,032

Net income (loss) to common stockholders	$(126,929)	$(18,193)	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)
Earnings (loss) per share – basic	(3.10)	(0.45)	(0.39)	(0.87)	(0.42)	(0.17)	(1.20)
Earnings (loss) per share – diluted	(3.10)	(0.45)	(0.39)	(0.87)	(0.42)	(0.17)	(1.20)

Distributions per common share	$0.0000	$0.1875	$0.3125	$0.3125	$0.3125	$0.3125	$0.1493
Distributions per preferred share	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.4182

Interest expensed	$16,989	$14,667	$13,341	$13,848	$11,917	$11,110	$12,985
Interest capitalized	0	191	215	127	972	1,094	111
Total interest incurred	$16,989	$14,858	$13,556	$13,975	$12,889	$12,204	$13,096

EBITDA / interest	0.69	x	1.12	x	1.20	x	0.61	x	1.25	x	1.50	x	0.03	x
EBITDA / interest + preferred stock dividend	0.60	x	0.96	x	1.01	x	0.52	x	1.04	x	1.24	x	0.03	x

Share Detail
Average number of common shares outstanding	40,886	40,877	40,876	40,858	40,857	40,857	29,233

	9/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Balance Sheet Data
Total assets	$1,769,472	$1,804,786	$1,791,285	$1,813,002	$1,836,165	$1,834,169	$1,770,503
Total debt	$1,071,502	$952,740	$904,691	$870,338	$848,475	$808,479	$770,056

Market value of common equity, end of period	$414,678	$546,759	$517,078	$586,543	$597,285	$679,105	$757,620
Market value of preferred equity, end of period	104,250	128,250	125,500	130,000	127,550	128,750	131,250
Market value of OP units, end of period	18,623	30,190	30,334	34,491	35,092	40,031	44,613
Market value of Series B and C PPUs, end of period	17,642	25,142	25,142	25,142	25,142	25,142	—
Total market of equity including minority interest, end of period	$555,193	$730,342	$698,055	$776,176	$785,069	$873,028	$933,483
Debt / total assets	60.6%	52.8%	50.5%	48.0%	46.2%	44.1%	43.5%
Debt / total market capitalization	65.9%	56.6%	56.4%	52.9%	51.9%	48.1%	45.2%

Other Data
Total properties (at period end)	237	237	237	237	237	213	210
Total homesites (at period end)	49,491	49,648	50,226	50,260	50,260	49,983	46,873
Occupied homesites (at period end)	43,286	42,829	42,049	41,804	42,243	42,078	39,890
Occupancy percentage – total portfolio	87.5%	86.3%	83.7%	83.2%	84.0%	84.2%	85.1%

(a)   See Exhibit I for definition and reconciliation to nearest GAAP measure.

Balance Sheet

($ in thousands)	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Assets
Rental property
Land	$173,619	$173,619	$173,619	$173,418	$172,304	$171,883	$161,070
Land improvements and buildings	1,081,440	1,059,977	1,050,024	1,042,057	1,019,446	1,004,057	933,994
Manufactured homes and improvements	219,854	200,377	170,147	149,941	153,886	138,531	116,752
Furniture, equipment and vehicles	13,409	12,937	12,427	10,933	8,601	8,262	8,133
Rental property, gross	1,488,322	1,446,909	1,406,217	1,376,349	1,354,236	1,322,734	1,219,949
Accumulated depreciation	(167,528)	(152,776)	(140,032)	(128,698)	(116,902)	(104,569)	(93,242)
Rental property, net	1,320,794	1,294,134	1,266,185	1,247,651	1,237,334	1,218,165	1,126,707

Assets held for sale	280,298	323,020	323,035	361,563	407,926	413,041	396,821
Cash and cash equivalents	49,497	15,356	43,616	40,180	35,482	45,957	87,190
Restricted cash	—	—	—	—	—	935	1,435
Tenant, notes and other receivables, net	37,373	30,924	17,911	17,512	14,998	14,961	13,465
Inventory	125	302	4,691	11,225	2,357	2,535	3,080
Loan origination costs, net	15,900	12,728	12,080	12,385	10,543	13,399	13,527
Loan reserves	39,784	35,411	31,740	31,004	31,975	28,482	29,643
Goodwill	0	69,774	69,774	69,774	70,637	70,637	70,637
Lease intangibles and customer relationships, net	11,856	13,106	14,221	15,580	16,980	17,320	18,619
Prepaid expenses and other assets	13,845	10,032	8,031	6,128	7,933	8,737	9,380
Total assets	$1,769,472	$1,804,786	$1,791,285	$1,813,002	$1,836,165	$1,834,169	$1,770,503

Liabilities and Stockholders’ Equity
Notes payable and preferred interest	$1,071,502	$952,740	$904,691	$870,338	$848,475	$808,479	$770,056
Liabilities related to assets held for sale	140,781	145,130	143,772	165,913	169,086	170,681	168,743
Accounts payable and accrued expenses	31,796	38,098	45,839	50,738	42,324	39,525	29,830
Tenant deposits and other liabilities	13,539	12,156	11,255	10,307	9,942	17,107	9,129
Total liabilities	1,257,618	1,148,125	1,105,557	1,097,296	1,069,828	1,035,792	977,758

Minority interest	33,512	51,440	54,918	56,659	59,016	61,896	37,175

Stockholders’ equity
Preferred stock	119,108	119,108	119,108	119,108	119,108	119,108	119,108
Common stock	410	410	409	409	410	410	410
Paid-in capital	792,090	791,922	790,610	790,528	791,753	791,578	792,616
Unearned compensation	(858)	(939)	(221)	(235)	(873)	(923)	(1,760)
Accumulated other comprehensive income (loss)	1,008	1,206	1,519	1,208	766	1,284	(518)
Retained deficit	(433,416)	(306,486)	(280,615)	(251,971)	(203,842)	(174,975)	(154,286)
Total stockholders’ equity	478,342	605,221	630,809	659,047	707,321	736,481	755,569
Total liabilities and stockholders’ equity	$1,769,472	$1,804,786	$1,791,285	$1,813,002	$1,836,165	$1,834,169	$1,770,503

Debt Analysis

As of September 30, 2005

	Debt	% of Total	Interest	Maturity
($ in thousands)	Amount	Debt	Rate	Date

Fixed Rate Debt
Senior fixed rate mortgage due 2009	82,770	7.7%	5.05%	2009
Senior fixed rate mortgage due 2012	$275,593	25.7%	7.35%	2012
Senior fixed rate mortgage due 2014	188,907	17.7%	5.53%	2014
Senior exchangeable notes due 2025	96,600	9.0%	7.50%	2025
Various individual fixed rate mortgages	121,051	11.3%	7.04%	2005-2031
DAM preferred partnership units due 2006	4,999	0.5%	7.00%	2006
Other loans due 2012	1,303	0.1%	6.97%	2012
Total fixed rate debt	771,223	72.0%	6.63%

Variable Rate Debt (a)
Senior variable rate mortgage due 2006	108,520	10.1%	6.86%	2006
Revolving credit mortgage facility due 2006	58,764	5.5%	6.61%	2006
Trust preferred securities due 2035	25,780	2.4%	7.32%	2035
Consumer finance chattel facility due 2008	14,013	1.3%	6.86%	2008
Lease receivables facility due 2008	69,000	6.4%	7.11%	2008
Floorplan lines of credit due 2007	24,202	2.3%	7.50%	2007
Total variable rate debt	300,279	28.0%	6.96%

Total debt	$1,071,502	100.0%	6.72%

% Fixed / Variable
Fixed	$771,223	72.0%	6.63%
Variable	300,279	28.0%	6.96%
Total debt	$1,071,502	100.0%	6.72%

	2005	2006	2007	2008	2009	Thereafter
Maturity Schedule
Senior fixed rate mortgages	$1,721	$7,064	$7,525	$7,917	$85,442	$437,601
Various individual fixed rate mortgages (b)	441	6,756	1,871	41,546	11,986	58,451
Senior variable rate mortgage (c)	—	108,520	—	—	—	—
Senior exchangeable notes due 2025	—	—	—	—	—	96,600
Floorplan lines of credit	—	—	24,202	—	—	—
Trust preferred securities due 2035	—	—	—	—	—	25,780
Consumer finance chattel facility	—	—	—	14,013	—	—
Lease receivables facility	—	—	—	69,000	—	—
Revolving credit mortgage facility	—	58,764	—	—	—	—
Other debt	24	5,102	109	118	125	824
Total debt maturities	$2,186	$186,206	$33,707	$132,594	$97,553	$619,256

(a)          In February 2004, we entered into a two-year $100 million swap and purchased interest rate caps covering our senior variable rate mortgage.

(b)         Includes debt premium of $4,086 related to indebtedness assumed in HTA and DAM acquisitions as of September 30, 2005.

(c)          At our option, and subject to certain conditions, we may extend the senior variable rate mortgage due 2006 for three additional twelve-month periods.

Statement of Operations

		Three Months Ended
	($ in thousands; except per share data)	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04

	Revenue
	Communities	$48,199	$46,129	$45,692	$44,955	$44,991	$42,680	$33,910
	Retail Sales	9,823	14,777	6,185	6,894	3,075	1,744	576
	Consumer finance and insurance	1,224	563	185	44	246	89	145
	Corporate and other	(2)	2	0	0	0	0	0
	Total revenue	59,244	61,471	52,062	51,893	48,312	44,513	34,631

	Operating Expenses
	Communities	17,645	15,484	15,693	18,400	16,588	13,964	9,871
	Retail Sales	14,154	15,745	8,453	12,405	5,390	2,767	783
	Consumer finance and insurance	1,809	1,126	428	516	508	162	154
	Corporate and other	232	131	133	30	22	32	95
	Real Estate taxes	3,453	3,563	3,464	4,067	3,312	3,329	2,619
	Property management	3,087	2,494	2,265	2,082	1,978	1,613	1,455
	General and administrative (a)	7,102	6,259	5,359	5,836	4,441	4,291	14,818
	IPO related costs (a)	—	—	—	—	—	—	4,417
	Total expenses	47,482	44,802	35,795	43,336	32,239	26,158	34,212
	EBITDA (b)	11,762	16,669	16,267	8,557	16,073	18,355	419

	Early termination of debt (a)	—	—	—	—	3,258	—	13,427
	Depreciation & amortization	18,546	18,034	15,045	17,094	14,949	13,663	12,055
	Real estate and retail home asset impairment	—	—	—	4,221	—	—	—
	Goodwill impairment	69,774	—	—	—	—	—	—
	Interest Expense	16,989	14,667	13,341	13,848	11,917	11,110	12,985
	Interest Income	(739)	(261)	(366)	(443)	(348)	(435)	(370)
	Income (loss) before minority interest	(92,808)	(15,771)	(11,753)	(26,163)	(13,703)	(5,983)	(37,678)
	Minority interest	3,814	582	398	1,260	530	492	3,122
	Income (loss) from continuing operations	(88,994)	(15,189)	(11,355)	(24,903)	(13,173)	(5,491)	(34,556)
	Discontinued operations, net	(35,357)	(426)	(1,939)	(7,872)	(1,461)	943	820
	Income (loss) before preferred stock dividend	(124,351)	(15,615)	(13,294)	(32,775)	(14,634)	(4,548)	(33,736)
	Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,578)	(2,577)	(2,578)	(1,233)
	Income (loss) available to common stockholders	$(126,929)	$(18,193)	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)
	FFO Calculation (b)
	Income (loss) from continuing operations (a)	$(88,994)	$(15,189)	$(11,355)	$(24,903)	$(13,173)	$(5,491)	$(34,556)
Plus:	Depreciation and amortization	18,546	18,034	15,045	17,094	14,949	13,663	12,055
	Income (loss) from discontinued operations	(36,945)	(508)	(1,352)	(2,102)	738	1,014	879
	Depreciation from discontinued operations	4,160	4,172	5,009	4,278	4,861	4,664	3,584
Less:	Amortization of loan origination fees	(2,107)	(1,911)	(1,861)	(3,504)	(725)	(855)	(868)
	Depreciation on F, F & E	(577)	(529)	(422)	(451)	(363)	(81)	(369)
	Minority interest portion of FFO reconciling items	727	(1,002)	(882)	(1,237)	(1,078)	(1,032)	(1,200)
	Preferred stock dividends	(2,578)	(2,578)	(2,578)	(2,578)	(2,577)	(2,578)	(1,233)
	FFO available to common stockholders (b)	(107,768)	489	1,604	(13,403)	2,632	9,304	(21,708)
Plus:	Amortization of loan origination fees	2,107	1,911	1,861	3,504	725	855	868
	Early termination of debt (a)	—	—	—	—	3,258	—	13,427
	Depreciation on F, F & E	577	529	422	451	363	81	369
	Goodwill Impairment	69,774	—	—	—	—	—	—
	Income (loss) on sale of discontinued operations	34,794	—	—	—	—	—	—
Less:	Recurring capital expenditures	(2,467)	(3,111)	(3,835)	(5,554)	(2,679)	(1,100)	(520)
	Scheduled principal amortization of indebtedness	(2,392)	(2,311)	(2,490)	(2,332)	(2,182)	(2,200)	(1,936)
Plus:	Minority interest portion of FAD reconciling items	(4,399)	156	224	620	29	129	(947)
	Funds available for distribution (“FAD”) (b)	$(9,774)	$(2,337)	$(2,214)	$(16,714)	$2,146	$7,069	$(10,447)

	EPS per share / unit
	Basic	$(3.10)	$(0.45)	$(0.39)	$(0.87)	$(0.42)	$(0.17)	$(1.20)
	Diluted	$(3.10)	$(0.45)	$(0.39)	$(0.87)	$(0.42)	$(0.17)	$(1.20)
	FFO per share / unit
	Basic	$(2.64)	$0.01	$0.04	$(0.33)	$0.06	$0.23	$(0.74)
	Diluted	$(2.64)	$0.01	$0.04	$(0.33)	$0.06	$0.22	$(0.74)
	FAD per share / unit
	Basic	$(0.24)	$(0.06)	$(0.05)	$(0.41)	$0.05	$0.17	$(0.36)
	Diluted	$(0.24)	$(0.06)	$(0.05)	$(0.41)	$0.05	$0.16	$(0.36)

	Distribution per common share / OP unit	$0.0000	$0.1875	$0.3125	$0.3125	$0.3125	$0.3125	$0.1493
	Distribution per preferred share / OP unit	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.4182
	Basic weighted average common shares	40,886	40,877	40,876	40,858	40,857	40,857	29,233
	Diluted weighted average common shares	44,871	45,301	45,280	45,042	45,043	43,269	31,793

(a)          Includes certain one-time costs related to the IPO and the repayment of certain indebtedness.

(b)         See Exhibit I for definition and reconciliation to nearest GAAP measure.

Segment Detail

	Three Months Ended
($ in thousands)	9/30/05	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004	03/31/04 (a)
Revenue
Total real estate revenue	$48,199	$46,129	$45,692	$44,955	$44,991	$42,680	$33,910
Retail homes sales revenue	9,823	14,777	6,185	6,894	3,075	1,744	576
Finance and insurance revenue	1,224	563	185	44	246	89	145
Corporate and other	(2)	2	—	—	—	—	—
Segment revenue	59,244	61,471	52,062	51,893	48,312	44,513	34,631

Expenses
Property operations expense	17,645	15,484	15,693	18,400	16,588	13,964	9,871
Real estate taxes	3,453	3,563	3,464	4,067	3,312	3,329	2,619
Retail homes sales expense	14,154	15,745	8,453	12,405	5,390	2,767	783
Insurance and finance expense	1,809	1,126	428	516	508	162	154
Corporate and other	232	131	133	30	22	32	95
Segment expenses	37,293	36,049	28,171	35,418	25,820	20,254	13,522

Net Segment Income
Real estate income	27,101	27,082	26,535	22,488	25,091	25,387	21,420
Retail homes sales income	(4,331)	(968)	(2,268)	(5,511)	(2,315)	(1,023)	(207)
Insurance and finance income	(585)	(563)	(243)	(472)	(262)	(73)	(9)
Corporate and other	(234)	(129)	(133)	(30)	(22)	(32)	(95)
Net segment income	$21,951	$25,422	$23,891	$16,475	$22,492	$24,259	$21,109

Other Data
EBITDA (b)	$11,762	$16,669	$16,267	$8,557	$16,073	$18,355	$419

FFO available to common stockholders (b)	$(107,768)	$489	$1,604	$(13,403)	$2,632	$9,304	$(21,708)

Net income (loss)	$(126,929)	$(18,193)	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)

IPO Related Charges	$—	$—	$—	$—	$—	$—	$28,039

(a)          Results include one-time charges of $27.9 million related to the IPO and the repayment of certain indebtedness.

(b)         See Exhibit I for definition and reconciliation to nearest GAAP measure.

Same Community Data

	2005			2004
($ in thousands)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
For the full quarter noted:
Average total homesites	29,322	29,503	29,543	29,545	29,545	29,545	29,545
Average total rental homes	5,196	4,905	4,886	4,920	4,971	4,623	4,236
Average occupied homesites – homeowners	21,186	21,235	21,317	21,433	21,928	22,482	22,847
Average occupied homesites – home renters	4,635	4,097	3,817	3,712	3,396	3,096	3,020
Average occupied homesites – total	25,821	25,332	25,134	25,145	25,324	25,578	25,867
Average occupancy – rental homes	89.2%	83.5%	78.1%	75.5%	68.3%	67.0%	71.3%
Average occupancy – total	88.1%	85.9%	85.1%	85.1%	85.7%	86.6%	87.6%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$18,587	$18,691	$18,729	$18,603	$18,812	$19,151	$19,487
Home renter rental income	8,385	7,117	7,125	7,255	6,921	6,768	6,370
Other	$92	$102	$96	$105	$109	$118	$113
Rental income	27,064	25,910	25,950	25,963	25,842	26,037	25,970
Utility and other income	3,015	2,791	2,819	2,467	2,742	2,707	2,459
Total real estate revenue	30,079	28,701	28,769	28,430	28,584	28,744	28,429
Real estate expenses
Property operations expenses	10,850	9,479	9,304	10,207	10,572	9,085	8,257
Real estate taxes	2,349	2,392	2,352	2,592	2,218	2,270	2,235
Total real estate expenses	13,199	11,871	11,656	12,799	12,790	11,355	10,492

Real estate net segment income (a)	$16,880	$16,830	$17,113	$15,631	$15,794	$17,389	$17,937

Average monthly real estate revenue per total occupied homesite (b)	$388	$378	$382	$377	$376	$375	$366
Average monthly homeowner rental income per homeowner occupied homesite (c)	$292	$293	$293	$289	$286	$284	$284
Average monthly real estate revenue per total homesite (d)	$342	$324	$325	$321	$322	$324	$321
Average monthly home renter income per occupied rental home (e)	$603	$579	$622	$651	$679	$729	$703
At end of quarter:
Total communities owned	154	154	154	154	154	154	154
Total homesites	29,249	29,380	29,544	29,545	29,545	29,545	29,545
Occupied homesites	25,869	25,659	25,199	25,055	25,293	25,345	25,807
Total rental homes owned	5,467	4,985	4,883	4,855	5,072	4,878	4,415
Occupied rental homes	4,784	4,428	3,948	3,738	3,652	3,160	3,023

Homeowner activity :
Homeowner move ins	57	266	145	29	94	80	91
Homeowner move outs	(414)	(485)	(452)	(697)	(525)	(461)	(88)
Home sales	302	383	448	583	105	43	8
Repossession move outs	(91)	(184)	(207)	(239)	(218)	(261)	(114)
Net homeowner activity	(146)	(20)	(66)	(324)	(544)	(599)	(103)
Home renter activity :
Home renter move ins	194	584	452	464	1,183	900	978
Home renter lease to own move ins	1,127	756	476	203	24	—	—
Home renter move outs	(965)	(860)	(718)	(581)	(715)	(763)	(997)
Net home renter activity	356	480	210	86	492	137	(19)
Net activity	210	460	144	(238)	(52)	(462)	(122)
Net homeowner activity	(146)	(20)	(66)	(324)	(544)	(599)	(103)
Occupied homeowner sites, beginning of period	21,231	21,251	21,317	21,641	22,185	22,784	22,887
Occupied homeowner sites, end of period	21,085	21,231	21,251	21,317	21,641	22,185	22,784
Net home renter activity	356	480	210	86	492	137	(19)
Occupied home renter sites, beginning of period	4,428	3,948	3,738	3,652	3,160	3,023	3,042
Occupied home renter sites, end of period	4,784	4,428	3,948	3,738	3,652	3,160	3,023
Total occupied homesites, end of period	25,869	25,659	25,199	25,055	25,293	25,345	25,807
Occupancy percentage	88.4%	87.3%	85.3%	84.8%	85.6%	85.8%	87.3%

(a)          See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)         Average monthly real estate revenue per occupied homesite is defined as total real estate revenue (including homeowner, home renter, utility and other revenue) divided by average total occupied homesites divided by the number of months in the period.

(c)          Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)         Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)          Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Total Real Estate Segment

	2005			2004
($ in thousands)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
For the full quarter noted:
Average total homesites	49,582	50,096	50,241	50,260	49,442	46,969	38,213
Average total rental homes	7,353	6,664	6,441	6,282	6,206	5,582	4,602
Average occupied homesites – homeowners	36,737	36,901	37,156	37,539	37,603	36,231	29,808
Average occupied homesites – home renters	6,404	5,399	4,763	4,445	3,896	3,403	3,131
Average occupied homesites – total	43,141	42,300	41,920	41,983	41,499	39,634	32,940
Average occupancy – rental homes	87.1%	81.0%	73.9%	70.8%	62.8%	61.0%	68.0%
Average occupancy – total	87.0%	84.4%	83.4%	83.5%	83.9%	84.4%	86.2%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$31,924	$32,177	$32,205	$31,988	$32,599	$30,807	$24,322
Home renter rental income	11,373	9,346	8,899	8,688	7,937	7,503	6,527
Other	222	258	257	282	296	307	175
Rental income	43,519	41,781	41,361	40,958	40,832	38,617	31,024
Utility and other income	4,680	4,348	4,331	3,997	4,159	4,063	2,886
Total real estate revenue	48,199	46,129	45,692	44,955	44,991	42,680	33,910
Real estate expenses
Property operations expenses	17,645	15,484	15,693	18,400	16,588	13,964	9,871
Real estate taxes	3,453	3,563	3,464	4,067	3,312	3,329	2,619
Total real estate expenses	21,098	19,047	19,157	22,467	19,900	17,293	12,490
Real estate net segment income (a)	$27,101	$27,082	$26,535	$22,488	$25,091	$25,387	$21,420

Average monthly real estate revenue per total occupied homesite (b)	$372	$364	$363	$357	$361	$359	$343
Average monthly homeowner rental income per homeowner occupied homesite (c)	$290	$291	$289	$284	$289	$283	$272
Average monthly real estate revenue per total homesite (d)	$324	$307	$303	$298	$303	$303	$296
Average monthly home renter income per occupied rental home (e)	$592	$577	$623	$652	$679	$735	$695
At end of quarter:
Total communities owned	237	237	237	237	237	213	210
Total homesites	49,491	49,648	50,226	50,260	50,260	49,983	46,873
Occupied homesites	43,286	42,829	42,049	41,804	42,243	42,078	39,890
Total rental homes owned	7,865	6,917	6,515	6,293	6,435	5,981	5,199
Occupied rental homes	6,753	5,979	5,090	4,551	4,294	3,531	3,259

Homeowner activity :
Homeowner move ins	74	124	193	44	104	94	118
Homeowner move outs	(705)	(762)	(779)	(1,111)	(712)	(956)	(468)
Home sales	478	798	609	739	194	83	8
Repossession move outs	(164)	(269)	(317)	(368)	(314)	(356)	(357)
Net homeowner activity	(317)	(109)	(294)	(696)	(728)	(1,135)	(699)
Home renter activity :
Home renter move ins	370	860	695	648	1,495	1,056	1,035
Home renter lease to own move ins	1,628	1,065	693	310	34	—	—
Home renter move outs	(1,224)	(1,036)	(849)	(701)	(766)	(784)	(818)
Net home renter activity	774	889	539	257	763	272	217
Net activity	457	780	245	(439)	35	(863)	(482)
Acquisitions and other- homeowners	—	—	—	—	130	3,051	14,443
Acquisitions and other- home renters	—	—	—	—	—	—	—
Net activity, including acquisitions and other	457	780	245	(439)	165	2,188	13,961
Net homeowner activity	(317)	(109)	(294)	(696)	(598)	1,916	13,744
Occupied homeowner sites, beginning of period	36,850	36,959	37,253	37,949	38,547	36,631	22,887
Occupied homeowner sites, end of period	36,533	36,850	36,959	37,253	37,949	38,547	36,631
Net home renter activity	774	889	539	257	763	272	217
Occupied home renter sites, beginning of period	5,979	5,090	4,551	4,294	3,531	3,259	3,042
Occupied home renter sites, end of period	6,753	5,979	5,090	4,551	4,294	3,531	3,259
Total occupied homesites, end of period	43,286	42,829	42,049	41,804	42,243	42,078	39,890
Occupancy percentage	87.5%	86.3%	83.7%	83.2%	84.0%	84.2%	85.1%

(a)          See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)         Average monthly real estate revenue per occupied homesite is defined as total real estate revenue (including homeowner, home renter, utility and other revenue) divided by average total occupied homesites divided by the number of months in the period.

(c)          Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)         Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)          Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Capital Expenditure Summary

	Three Months Ended
($ in thousands)	9/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Recurring capital expenditures (a)	$2,467	$2,647	$2,752	$4,536	$2,068	$887	$450

Recurring capital expenditures per average site per annum	199	211	219	361	167	76	47

Homesite upgrades (b)	3,345	2,496	1,994	3,401	2,156	1,008	626

Expansion, development, renovation and improvements (c)	2,688	3,746	5,988	9,607	2,823	2,587	443

Other capital expenditures (d)	—	191	215	128	971	1,094	112
Total capital improvements	$8,500	$9,080	$10,949	$17,672	$8,018	$5,576	$1,631

Recurring capital expenditures including discontinued operations (9/30/05 not applicable) (a)	$2,467	$3,111	$3,835	$5,554	$2,679	$1,100	$520

(a)          Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community.  These capital expenditures include repairs of roads, driveways, pools, renovation of clubhouses and replacement or installation of street lights, playground equipment, signage, maintenance facilities, manager housing and property vehicles.  These capital expenditures do not include water meters, sheds, homes or community acquisitions.  Our minimum capitalizable amount of a project is $500.

(b)         Includes capital expenditures that improve homesites for placement of a new home typically when an existing older home moves out and the site is prepared for a new home.  Many of these activities are governed by manufacturers’ installation requirements and state building codes and include grading, electrical, concrete, landscaping, drainage and water/sewer lines.  We estimate that the new home will be in the community for an average of at least 20 years although we depreciate these costs over 10 years.

(c)          These are the costs to develop, expand, renovate and improve communities following acquisition.  They include costs for engineering, driveways, paving, utilities, and amenities.

(d)         These costs include capitalized interest and wages.

Manufactured Home Data

	Three Months Ended
($ in thousands)	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Home purchase data
Number of manufactured homes purchased (a)	1,426	1,200	831	597	648	865	1,208

Home sales data
New homes sold	114	165	31	5	18	6	6
Used homes sold	364	633	578	734	176	77	2
Total homes sales	478	798	609	739	194	83	8
Average homes sale price	$20,550	$18,518	$10,156	$9,329	$15,851	$21,012	$72,000

Home Inventory Data
Home inventory	7,865	6,917	6,515	6,293	6,435	5,981	5,199

Gross asset value including setup costs ($000’s)	$219,854	$200,377	$170,147	$149,941	$153,886	$138,531	$116,752
Gross asset value per home	27,953	28,969	26,116	23,827	23,914	23,162	22,457

Current asset value including setup costs ($000’s)	$196,150	$179,653	$149,736	$130,100	$135,124	$122,513	$103,326
Current asset value per home	24,940	25,973	22,983	20,674	20,998	20,484	19,874

(a)          Includes manufactured homes purchased in our Hometown and other acquisitions.

Top 20 Markets

Top 20 Markets

	Number of	Percentage of
	Total	Total	Occupancy
Market (a)	Homesites	Homesites	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04

Dallas – Ft. Worth, TX	6,428	13.0%	85.3%	83.2%	80.3%	79.1%	77.4%	76.9%	79.6%
Atlanta, GA	4,966	10.0%	90.0%	89.2%	86.7%	84.8%	85.3%	84.4%	84.7%
Salt Lake City, UT	3,788	7.7%	93.1%	92.1%	91.1%	90.1%	91.1%	91.3%	93.1%
Front Range of CO	3,287	6.6%	88.2%	89.1%	87.0%	86.7%	88.4%	89.6%	91.9%
Jacksonville, FL	2,254	4.6%	89.7%	88.2%	86.9%	86.4%	86.1%	86.4%	86.9%
Orlando, FL	1,987	4.0%	91.3%	89.8%	88.5%	87.5%	86.7%	87.5%	88.2%
Wichita, KS	1,983	4.0%	69.5%	67.9%	63.8%	63.3%	67.3%	67.3%	72.1%
Kansas City – Lawrence – Topeka, MO – KS	1,918	3.9%	92.8%	92.4%	90.7%	89.7%	91.1%	91.7%	91.4%
Oklahoma City, OK	1,768	3.6%	81.5%	79.3%	78.1%	78.4%	80.9%	80.3%	83.4%
Davenport – Moline – Rock Island, IA – IL	1,383	2.8%	87.8%	86.8%	83.9%	84.5%	86.1%	85.0%	84.6%
St. Louis, MO – IL	1,319	2.7%	87.6%	86.8%	82.6%	82.3%	85.1%	86.6%	86.0%
Elkhart – Goshen, IN	1,212	2.4%	86.8%	85.6%	82.1%	79.9%	80.0%	79.7%	80.1%
Charleston – North Charleston, SC	1,179	2.4%	83.7%	81.8%	77.9%	77.8%	79.6%	80.2%	81.9%
Raleigh – Durham – Chapel Hill, NC	1,093	2.2%	90.1%	85.7%	83.4%	82.9%	82.0%	81.1%	85.5%
Sioux City, IA – NE	992	2.0%	80.5%	79.8%	78.5%	77.9%	80.3%	82.6%	83.3%
Flint, MI	838	1.7%	73.4%	74.0%	72.4%	74.7%	76.6%	78.8%	80.1%
Syracuse, NY	801	1.6%	67.7%	64.7%	53.0%	54.3%	55.9%	58.5%	62.0%
Southern New York	741	1.5%	99.7%	99.6%	98.6%	99.1%	98.4%	98.4%	98.1%
Cedar Rapids, IA	672	1.4%	81.4%	80.8%	76.4%	78.3%	81.7%	81.8%	81.5%
Des Moines, IA	660	1.3%	93.8%	91.1%	89.2%	88.7%	89.5%	89.3%	88.4%
Subtotal – Top 20 Markets	39,269	79.4%	86.8%	85.5%	82.9%	82.2%	82.9%	83.0%	84.4%
All Other Markets	10,222	20.6%	90.1%	89.2%	86.9%	87.0%	88.3%	88.6%	88.1%
Total / Weighted Average	49,491	100.0%	87.5%	86.3%	83.7%	83.2%	84.0%	84.2%	85.1%

	Total	Total	Rental Income Per Occupied Homesite Per Month (b(c)
Market (a)	Homesites	Homesites	09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04

Dallas – Ft. Worth, TX	6,428	13.0%	$346	$348	$352	$355	$345	$349	$346
Atlanta, GA	4,966	10.0%	353	349	345	337	328	325	323
Salt Lake City, UT	3,788	7.7%	348	348	348	341	341	346	349
Front Range of CO	3,287	6.6%	430	429	425	431	425	423	419
Jacksonville, FL	2,254	4.6%	350	349	348	337	331	333	330
Orlando, FL	1,987	4.0%	366	368	355	337	329	328	326
Wichita, KS	1,983	4.0%	272	275	287	291	283	285	284
Kansas City – Lawrence – Topeka, MO – KS	1,918	3.9%	289	285	281	283	282	276	275
Oklahoma City, OK	1,768	3.6%	281	290	296	309	304	301	288
Davenport – Moline – Rock Island, IA – IL	1,383	2.8%	267	265	265	267	264	262	258
St. Louis, MO – IL	1,319	2.7%	297	288	286	287	281	279	209
Elkhart – Goshen, IN	1,212	2.4%	335	326	319	317	314	313	305
Charleston – North Charleston, SC	1,179	2.4%	267	251	241	233	233	232	239
Raleigh – Durham – Chapel Hill, NC	1,093	2.2%	348	340	344	329	326	324	321
Sioux City, IA – NE	992	2.0%	295	290	285	284	280	281	273
Flint, MI	838	1.7%	361	358	352	349	346	341	343
Syracuse, NY	801	1.6%	363	358	360	355	357	371	354
Southern New York	741	1.5%	473	478	475	471	470	473	509
Cedar Rapids, IA	672	1.4%	250	252	246	244	249	250	245
Des Moines, IA	660	1.3%	330	323	318	309	311	307	304
Subtotal – Top 20 Markets	39,269	79.3%	340	339	337	334	329	330	324
All Other Markets	10,222	20.7%	301	298	299	295	298	295	312
Total / Weighted Average	49,491	100.0%	$332	$330	$329	$326	$323	$322	$322

(a)          Markets are defined by our management.

(b)         Rental Income is defined as homeowner rental income, home rental income, and other rental income reduced by move-in bonuses and rent concessions.

(c)          For communities acquired during the quarter, weighted average all-in rent (homesite rent and home rent) was used as a proxy for “Rental Income Per Occupied Homesite Per Month”.

Affordable Residential Communities

Operating Results by Occupancy Level (Last 5 Quarters)

			Q3 2005				Q2 2005				Q1 2005
Occupancy 09/30/05	Comm.	Home- sites	Rev.	NSI **	Margin %	EoP Occ %	Rev.	NSI **	Margin %	EoP Occ %	Rev.	NSI **	Margin %	EoP Occ %

Same Communities
90 - 100%	87	15,768	$17,894	$11,225	62.7%	95.7%	$17,099	$10,933	63.9%	94.7%	$17,200	$10,985	63.9%	93.1%
80 - 89.9%	44	8,251	8,299	4,091	49.3%	86.3%	7,857	4,252	54.1%	85.0%	7,846	4,395	56.0%	82.1%
70 - 79.9%	12	3,040	2,343	1,013	43.2%	74.2%	2,269	985	43.4%	73.0%	2,280	1,042	45.7%	71.2%
< 70%	11	2,190	1,543	551	35.7%	63.9%	1,475	660	44.7%	63.3%	1,445	693	48.0%	61.4%
Total	154	29,249	$30,079	$16,880	56.1%	88.4%	$28,701	$16,830	58.6%	87.3%	$28,770	$17,114	59.5%	85.3%

Acquired Communities
90 - 100%	43	8,478	$8,321	$4,940	59.4%	95.3%	$7,950	$4,940	62.1%	93.3%	$7,685	$4,448	57.9%	89.1%
80 - 89.9%	23	6,879	6,332	3,678	58.1%	84.9%	6,152	3,741	60.8%	83.7%	5,938	3,279	55.2%	81.8%
70 - 79.9%	12	3,005	2,221	1,259	56.7%	76.2%	2,109	1,219	57.8%	76.3%	2,061	1,213	58.9%	74.7%
< 70%	5	1,880	1,247	344	27.6%	64.1%	1,217	351	28.9%	63.1%	1,238	481	38.8%	57.9%
Total	83	20,242	$18,120	$10,221	56.4%	87.0%	$17,428	$10,252	58.8%	85.8%	$16,922	$9,421	55.7%	83.1%

Total Real Estate Segment
90 - 100%	130	24,246	$26,215	$16,165	61.7%	95.6%	$25,050	$15,873	63.4%	94.2%	$24,885	$15,433	62.0%	91.7%
80 - 89.9%	67	15,130	14,631	7,769	53.1%	85.7%	14,009	7,993	57.1%	84.4%	13,784	7,673	55.7%	82.0%
70 - 79.9%	24	6,045	4,563	2,272	49.8%	75.2%	4,378	2,204	50.3%	74.6%	4,341	2,255	51.9%	73.0%
< 70%	16	4,070	2,790	895	32.1%	64.0%	2,692	1,011	37.6%	63.2%	2,683	1,174	43.8%	59.7%
Total	237	49,491	$48,199	$27,101	56.2%	87.5%	$46,129	$27,082	58.7%	86.3%	$45,692	$26,535	58.1%	83.7%

			Q4 2004				Q3 2004 (a)				Trailing 12 Months
Occupancy 09/30/05	Comm.	Home- sites	Rev.	NSI **	Margin %	EoP Occ %	Rev.	NSI **	Margin %	EoP Occ %	Rev.	NSI **	Margin %	EoP Occ %

Same Communities
90 - 100%	87	15,768	$16,736	$9,786	58.5%	92.5%	$16,807	$10,583	63.0%	92.9%	$68,929	$42,928	62.3%	94.0%
80 - 89.9%	44	8,251	7,869	4,097	52.1%	82.1%	7,915	3,926	49.6%	82.3%	31,871	16,835	52.8%	83.9%
70 - 79.9%	12	3,040	2,317	1,083	46.7%	70.6%	2,351	855	36.4%	73.9%	9,209	4,123	44.8%	72.2%
< 70%	11	2,190	1,507	666	44.2%	60.0%	1,511	430	28.4%	63.0%	5,970	2,569	43.0%	62.1%
Total	154	29,249	$28,430	$15,631	55.0%	84.8%	$28,584	$15,794	55.3%	85.6%	$115,980	$66,455	57.3%	86.5%

Acquired Communities
90 - 100%	43	8,478	$7,574	$3,131	41.3%	88.2%	$7,400	$4,372	59.1%	88.5%	$31,531	$17,459	55.4%	91.5%
80 - 89.9%	23	6,879	5,707	2,175	38.1%	80.9%	5,634	3,086	54.8%	82.1%	24,129	12,872	53.3%	82.8%
70 - 79.9%	12	3,005	2,004	1,053	52.5%	74.4%	2,045	1,270	62.1%	76.1%	8,394	4,744	56.5%	75.4%
< 70%	5	1,880	1,239	499	40.2%	58.8%	1,328	570	42.9%	61.1%	4,941	1,675	33.9%	60.9%
Total	83	20,242	$16,525	$6,857	41.5%	82.5%	$16,407	$9,297	56.7%	83.4%	$68,995	$36,751	53.3%	83.2%

Total Real Estate Segment
90 - 100%	130	24,246	$24,310	$12,917	53.1%	91.0%	$24,207	$14,954	61.8%	91.3%	$100,460	$60,387	60.1%	93.1%
80 - 89.9%	67	15,130	13,577	6,272	46.2%	81.6%	13,549	7,012	51.8%	82.2%	56,000	29,707	53.0%	83.4%
70 - 79.9%	24	6,045	4,322	2,136	49.4%	72.5%	4,396	2,125	48.3%	75.0%	17,604	8,867	50.4%	73.8%
< 70%	16	4,070	2,746	1,164	42.4%	59.5%	2,839	999	35.2%	62.1%	10,911	4,244	38.9%	61.6%
Total	237	49,491	$44,955	$22,488	50.0%	83.2%	$44,991	$25,091	55.8%	84.0%	$184,975	$103,206	55.8%	85.1%

Notes:

** NSI = Net Segment Income

(a) First full quarter of ownership of D.A.M. Management communities.

Affordable Residential Communities

Occupancy Migration Analysis - 6/30/05 to 9/30/05

# Communities Moved from 80-89% bucket to the 90%+ bucket	23

# Communities Moved from 70-79% bucket to the 80-89% bucket	12

# Communities Moved from <70% bucket to the 70-79% bucket	6

# Communities that moved up 2 or more buckets (Ex. 70-79% to 90%+)	1

# Communities that stayed in the same occupancy bucket	185

# Communities that went to lower occupancy bucket	10
TOTAL	237

Acquisitions & Dispositions

($ in thousands)

Acquisitions

							Fair Market
Acquisition		Number of	Number of	Allocated	Debt		Value of
Date	Market	Communities	Homesites	Purchase Price	Assumed	Cash	OP Units/shares
02/18/04	Various	90	26,406	$615,270	$92,434	$522,836	$0
02/26/04	Nashville, TN	2	401	7,400	0	7,400	0
06/18/04	Salt Lake City	2	243	5,456	0	5,456	0
06/30/04	Various	36	3,573	61,500	28,358	0	33,142
07/20/04	Salt Lake City	1	145	4,126	3,759	367	0
09/28/04	Salt Lake City	1	137	3,290	0	3,290	0

Dispositions

Month		Number of	Number of	Net Assets	Gain (Loss)	Impairment
Held for Sale	Market	Communities	Homesites	Held for Sale	Held for Sale	Loss
September 2004	Various	15	4,006	$28,012	$(2,292)	$0
December 2004	Various	15	3,149	$24,607	$(6,257)	$0
September 2005	Various	79	13,393	$139,517	$0	$(34,794)

* Schedule includes financial data as of the acquisition or disposition date.

Investor Inquiries

Common stock symbol:	ARC
Preferred stock symbol:	ARC-PA

Exchange Traded:	NYSE

	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	2005	2005	2005	2004	2004	2004	2004 (a)

Common Stock Dividend Information
Declaration date	N/A	5/23/2005	3/16/2005	12/15/2004	9/14/2004	06/14/04	03/10/04
Record date	N/A	6/30/2005	3/31/2005	12/31/2004	9/30/2004	06/30/04	03/31/04
Payment date	N/A	7/15/2005	4/15/2005	1/14/2005	10/15/2004	07/15/04	04/15/04
Distributions per share	N/A	$0.1875	$0.3125	$0.3125	$0.3125	$0.3125	$0.1493

Preferred Stock Dividend Information
Declaration date	9/21/2005	5/23/2005	3/16/2005	12/15/2004	9/14/2004	06/14/04	03/10/04
Record date	10/15/2005	7/15/2005	4/15/2005	1/15/2005	10/15/2004	07/15/04	04/15/04
Payment date	10/30/2005	7/29/2005	4/29/2005	1/31/2005	10/29/2004	07/30/04	04/30/04
Distributions per share	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.4182

(a)       Distributions reflect partial period.

Inquiries:

Affordable Residential Communities welcomes any questions or comments from our investors, prospective investors, analysts, investment managers or media professionals.  Please direct all inquiries to one of the following contact points:

At our website:	www.aboutarc.com
By phone:	(866) 847-8931
By fax:	(303) 294-0121
By e-mail:	investor.relations@aboutarc.com
By mail:	Affordable Residential Communities, Inc.
Investor Relations Department
600 Grant Street
Suite 900
Denver, CO 80203

Definitions of Non-GAAP Measures

Investors in and analysts following the real estate industry use funds from operations (“FFO”), net segment income,  earnings before interest, taxes, depreciation and amortization (“EBITDA”) and funds available for distribution (“FAD”) as supplemental performance measures. While we believe that net income (as defined by GAAP) is the most appropriate measure, we also believe that FFO, net segment income, EBITDA and FAD are widely used by and relevant to investors, analysts and lenders and are appropriate supplemental measures. FFO reflects the assumption that real estate values rise or fall with market conditions and principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. Net segment income provides a measure of rental operations and excludes deductions for depreciation and amortization and non-property specific expenses such as general and administrative expenses.  EBITDA provides a measure to evaluate our ability to incur and service debt and to fund dividends and other cash needs.  FAD provides a measure to evaluate our ability to fund dividends.  In addition, FFO, net segment income, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as “net income, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs which have different cost bases in their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. Please see the Reconciliation of Net Income to Funds from Operations set forth above.

Net segment income is defined as income from real estate operations and other segments of the Company, less expenses for property operations, real estate taxes, cost of manufactured homes sold, and retail home sales, finance, insurance and other operations.

EBITDA is defined as net loss available to common stockholders adjusted to exclude preferred stock dividend expense, income from discontinued operations net of minority interest, minority interest, interest income, interest expense, depreciation and amortization and early termination of debt expenses.  It is a measure of net segment income less property management, general and administrative expenses and IPO related costs.

FAD is defined as FFO less non-revenue producing, recurring capital expenditures and scheduled principal amortization of indebtedness.

FFO, net segment income, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on indebtedness and payment of dividends and distributions. FFO, net segment income, EBITDA and FAD should not be considered as substitutes for net income (calculated in accordance with GAAP), as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, net segment income, EBITDA and FAD as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

FFO, FAD and EBITDA Reconciliations

		Three Months Ended
($ in thousands, except per share data)		09/30/05	06/30/05	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04

Funds from operations (“FFO”) and adjusted funds from operations
Net income loss before preferred stock dividend and discontinued operations		$(88,994)	$(15,189)	$(11,355)	$(24,903)	$(13,173)	$(5,491)	$(34,556)
Plus:	Depreciation and amortization	18,546	18,034	15,045	17,094	14,949	13,663	12,055
	Income (loss) from discontinued operations	(36,945)	(508)	(1,352)	(2,102)	738	1,014	879
	Depreciation from discontinued operations	4,160	4,172	5,009	4,278	4,861	4,664	3,584
Less:	Amortization of loan origination fees	(2,107)	(1,911)	(1,861)	(3,504)	(725)	(855)	(868)
	Depreciation expense on furniture, equipment and vehicles	(577)	(529)	(422)	(451)	(363)	(81)	(369)
	Minority interest portion of FFO reconciling items	727	(1,002)	(882)	(1,237)	(1,078)	(1,032)	(1,200)
	Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,578)	(2,577)	(2,578)	(1,233)
FFO available to common stockholders		(107,768)	489	1,604	(13,403)	2,632	9,304	(21,708)
Plus:	Restricted stock grants	—	—	—	—	—	—	10,195
	IPO related costs	—	—	—	—	—	—	4,417
	Early termination of debt	—	—	—	—	3,258	—	13,427
	Minority interest portion of Adjusted FFO reconciling items	—	—	—	—	(180)	—	(2,202)
Adjusted FFO		$(107,768)	$489	$1,604	$(13,403)	$5,710	$9,304	$4,129

Funds available for distribution (“FAD”) and adjusted FAD
FFO available to common stockholders		$(107,768)	$489	$1,604	$(13,403)	$2,632	$9,304	$(21,708)
Plus:	Amortization of loan origination fees	2,107	1,911	1,861	3,504	725	855	868
	Depreciation expense on furniture, equipment and vehicles	577	529	422	451	363	81	369
	Early termination of debt	—	—	—	—	3,258	—	13,427
Less:	Recurring capital expenditures	(2,467)	(3,111)	(3,835)	(5,554)	(2,679)	(1,100)	(520)
	Scheduled principal amortization of indebtedness	(2,392)	(2,311)	(2,490)	(2,332)	(2,182)	(2,200)	(1,936)
	Minority interest portion of FAD reconciling items	(4,399)	156	224	620	29	129	(947)
FAD		(114,342)	(2,337)	(2,214)	(16,714)	2,146	7,069	(10,447)
Plus:	Restricted stock grants	—	—	—	—	—	—	10,195
	IPO related costs	—	—	—	—	—	—	4,417
	Minority interest portion of Adjusted FAD reconciling items	—	—	—	—	—	—	(1,133)
	Goodwill impairment	69,774	—	—	—	—	—	—
	Income (loss) from sale of discontinued operations	34,794	—	—	—	—	—	—
Adjusted FAD		$(9,774)	$(2,337)	$(2,214)	$(16,714)	$2,146	$7,069	$3,032

EBITDA and adjusted EBITDA
Net loss available to common stockholders		$(126,929)	$(18,193)	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)
Plus:	Preferred stock dividend	2,578	2,578	2,578	2,578	2,577	2,578	1,233
	Loss (income) from discontinued operations, net	35,357	426	1,939	7,872	1,461	(943)	(820)
	Minority interest	(3,814)	(582)	(398)	(1,260)	(530)	(492)	(3,122)
	Interest income	(739)	(261)	(366)	(443)	(348)	(435)	(370)
	Interest expense	16,989	14,667	13,341	13,848	11,917	11,110	12,985
	Depreciation and amortization	18,546	18,034	15,045	17,094	14,949	13,663	12,055
	Real estate and retail home asset impairment	—	—	—	4,221	—	—	—
	Goodwill impairment	69,774	—	—	—	—	—	—
	Early termination of debt	—	—	—	—	3,258	—	13,427
EBITDA		11,762	16,669	16,267	8,557	16,073	18,355	419
Plus:	Restricted stock grants	—	—	—	—	—	—	10,195
	IPO related costs	—	—	—	—	—	—	4,417
Adjusted EBITDA		$11,762	$16,669	$16,267	$8,557	$16,073	$18,355	$15,031

Total Real Estate Net Segment Income Reconciliation

	2005			2004
($ in thousands)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Net segment income:
Real estate	$27,101	$27,082	$26,535	$22,488	$25,091	$25,387	$21,420
Retail sales	(4,331)	(968)	(2,268)	(5,511)	(2,315)	(1,023)	(207)
Insurance and Finance	(585)	(563)	(243)	(472)	(262)	(73)	(9)
Corporate and other	(234)	(129)	(133)	(30)	(22)	(32)	(95)
	$21,951	$25,422	$23,891	$16,475	$22,492	24,259	21,109
Other expenses:
Property management	3,087	2,494	2,265	2,082	1,978	1,613	1,455
General and administrative	7,102	6,259	5,359	5,836	4,441	4,291	14,818
Initial public offering (“IPO”) related costs	—	—	—	—	—	—	4,417
Early terminiation of debt	—	—	—	—	3,258	—	13,427
Depreciation and amortization	18,546	18,034	15,045	17,094	14,949	13,663	12,055
Retail home sales asset impairment and other exp.	—	—	—	4,221	—	—	—
Goodwill impairment	69,774	—	—	—	—	—	—
Interest expense	16,989	14,667	13,341	13,848	11,917	11,110	12,985
Total other expenses	115,498	41,454	36,010	43,081	36,543	30,677	59,157
Interest income	739	261	366	443	348	435	370
Loss before allocation to minority interest	(92,808)	(15,771)	(11,753)	(26,163)	(13,703)	(5,983)	(37,678)
Minority interest	3,814	582	398	1,260	530	492	3,122
Net loss from continuing operations	(88,994)	(15,189)	(11,355)	(24,903)	(13,173)	(5,491)	(34,556)

Income (loss) from discontinued operations	(36,945)	(508)	(1,352)	(2,102)	738	1,014	879
Gain (loss) on sale of discontinued operations	0	52	(730)	(6,257)	(2,292)	0	0
Minority interest in discontinued operations	1,588	30	143	486	93	(71)	(59)
Net loss	(124,351)	(15,615)	(13,294)	(32,776)	(14,634)	(4,548)	(33,736)

Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,578)	(2,577)	(2,578)	(1,233)
Net loss available to common stockholders	$(126,929)	$(18,193)	$(15,872)	$(35,354)	$(17,211)	$(7,126)	$(34,969)

Same Community Net Segment Income Reconciliation

	2005			2004
($ in thousands)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Net segment income:
Real estate (a)	$16,880	$16,830	$17,113	$15,631	$15,794	$17,389	$17,937
Retail home sales and finance	—	—	—	—	—	—	—
Insurance	(585)	(563)	(243)	(472)	(262)	(73)	(9)
Corporate and other	(234)	(129)	(133)	(30)	(22)	(32)	(95)
	16,061	16,138	16,737	15,129	15,510	17,284	17,833
Other expenses:
Property management (c)	2,006	1,621	1,472	1,353	1,285	1,048	945
General and administrative (b)	7,021	5,947	5,345	5,836	4,441	4,291	4,438
Depreciation and amortization	11,197	10,463	9,507	9,894	9,517	9,212	10,310
Retail home sales asset impairment and other expense	—	—	—	4,221	—	—	—
Interest expense	9,799	9,108	8,501	8,688	8,495	8,455	11,218
Total other expenses	30,023	27,139	24,825	29,992	23,738	23,006	26,911
Interest income	739	261	366	443	348	338	278
Loss before allocation to minority interest	(13,223)	(10,740)	(7,722)	(14,420)	(7,880)	(5,384)	(8,800)
Minority interest	543	415	304	694	306	491	796
Net loss from continuing operations	(12,680)	(10,324)	(7,418)	(13,725)	(7,574)	(4,893)	(8,005)

Discontinued operations
Net loss	(12,680)	(10,324)	(7,418)	(13,725)	(7,574)	(4,893)	(8,005)

Preferred stock dividend
Net loss available to common stockholders	$(12,680)	$(10,324)	$(7,418)	$(13,725)	$(7,574)	$(4,893)	$(8,005)

(a)     Same communities information excludes results of communities acquired in the Hometown, D.A.M and other acquisitions after January 1, 2003 and the communities sold or discontinued before December 31, 2004.

(b)    Excludes amortization of restricted stock issued in connection with the IPO.

(c)     Excludes property management expenses incurred in connection with the Hometown acquisition.